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                                                                    EXHIBIT 23.3

                      [LETTERHEAD OF RYDER SCOTT COMPANY]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the inclusion or incorporation by reference in the Form S-3 Registration Statement (No. 333-83551) and related Prospectus dated August 3, 1999, and Prospectus Supplement dated September 23, 1999, of Unit Corporation ("Unit") of the information with respect to Unit's oil and gas reserves, the future net revenues from such reserves and the present value thereof, which information has been included or incorporated by reference in the Form S-3 Registration Statement in reliance upon the report of this firm dated February 9, 1999, and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in the Prospectus and Prospectus Supplement included in the Form S-3 Registration Statement.



                              /s/ RYDER SCOTT COMPANY, L.P.

                              RYDER SCOTT COMPANY, L.P.


Houston, Texas
September 23, 1999